EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Gladstone Investment Advisers, Inc. (incorporated in Delaware)

Gladstone Acquisition Corporation 3 (incorporated in Delaware)

Gladstone Acquisition Corporation 4 (incorporated in Delaware)